Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated June 24, 2005, appearing in the Annual Report on Form 11-K of the Labor Ready, Inc. 401(k) Plan for the year ended December 31, 2004.

/s/ LeMaster & Daniels PLLC
LeMaster & Daniels PLLC
Spokane, Washington
June 24, 2005